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                                  STATE OF DELAWARE
                                                                 PAGE 1
                           OFFICE OF THE SECRETARY OF STATE

                           --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ROCKY MOUNTAIN INTERNET, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MARCH, A.D. 1998, AT 9 O'CLOCK A.M.

                                        /S/ Edward J. Freel
                              [SEAL]   -----------------------------------------
                                        EDWARD J. FREEL, SECRETARY OF STATE

2552671  8100                           AUTHENTICATION:     9153703

981240632                                         DATE:     06-22-98

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                                                                 [LETTERHEAD]


                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                            ROCKY MOUNTAIN INTERNET, INC.

     Rocky Mountain Internet, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to Article 4 of the Corporation's Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and recommending to the shareholders an amendment to be submit to the shareholders at the next annual meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That, subject to the approval of the Stockholders of the Corporation at the next Annual Meeting of the Stockholders, the Certificate of Incorporation of the Corporation shall be amended by deleting Section (a) of
Article 4 and replacing it with the following:

          AUTHORIZED SHARES. The aggregate number of shares which the corporation has authority to issue is 25,790,000. The authorized shares consist of 25,000,000 shares of common stock with a par value of $0.001 per share, such class being designated "common stock," and 790,000 shares of preferred stock with a par value of $0.001 per share, such class being designated "preferred stock."

     SECOND: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to Article 4 of the Corporation's Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and recommending to the shareholders an amendment to be submit to the shareholders at the next annual meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That, subject to the approval of the stockholders of the Corporation at the next Annual Meeting of Stockholders, the Certificate of Incorporation of the Corporation shall be amended by deleting the last sentence of Section (b) of Article 4 and replacing it with the following:

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          Unless otherwise provided by the Delaware General Corporation Law, with respect to any matter submitted to the stockholders of the Corporation at a meeting of the stockholders, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

     THIRD: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notices in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of Section and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHREOF, said Corporation has caused this Certificate to be signed by David L. Evans, its authorized officer, this 20th day of March, 1998.

                                             Rocky Mountain Internet, Inc.,
                                             A Delaware corporation


                                             By: /s/ David L. Evans
                                             -----------------------------------
                                             David L. Evans, Corporate Secretary